SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):


                                December 8, 2003
                                ----------------



                                 CNE Group, Inc.
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               (Exact Name of Registrant as Specified in Charter)
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      Delaware                            1-9224                 56-2346563
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(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
    of Incorporation)                                       Identification No.)


200 West 57th Street, Suite 507
    New York, New York                                  10019
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(Address of Principal Executive Offices)             (Zip Code)


                                  212-977-2200
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               Registrant's telephone number, including area code


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          (Former name or former address, if changed since last report)


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Item 5.  OTHER INFORMATION

1.   Description Of Business:
-----------------------------

General
-------

We are a holding company whose primary operating subsidiary is SRC Technologies, Inc. ("SRC Technologies"). SRC Technologies has three operating subsidiaries; Connectivity, Inc. ("Connectivity") and Econo-Comm, Inc., both located in Lauderhill, Florida, and U.S. Commlink, Ltd. ("U.S. Commlink"), located in Livermore, California. Econo-Comm, Inc. conducts business under the name of Mobile Communications and is referred to herein as "Mobile Comm." These companies, which we acquired on April 23, 2003, manufacture remote radio and cellular-based emergency response products and market them to a number of federal, state and local government agencies as well as other vertical markets located throughout the United States. They also maintain and repair these products for their customers. In addition, we engage in the business of e-recruiting through our subsidiary, CareerEngine, Inc. The e-recruiting business does not generate a significant part of our revenue.

Connectivity, US Commlink and Mobile Comm are part of the wireless communications industry. Our markets include Intelligent Traffic Systems, referred to as ITS and security related products. We also manufacture ancillary devices for wireless data networks. Our business objective is to design and distribute cost effective wireless products that are interoperable between people-to-people, people-to-machine, and machine-to-machine, and to address the remote communication requirements of our customers with solutions that deliver safety, convenience and security benefits. We compete by offering niche products that utilize either existing infrastructures or low cost wireless systems that can be rapidly deployed.

The wireless business we compete in consists of three distinct categories:

     o    product development, engineering, and manufacturing;
     o    sales, distribution and installation of wireless products; and
     o service and maintenance of our own and other manufacturers' wireless products.

All three operating subsidiaries are engaged in product development. Both Mobile Comm and U.S. Commlink design, engineer and distribute wireless products that are either radio or cellular based. All three companies market their own products and services, but Connectivity has the primary responsibility for these activities. Mobile Comm and U.S. Commlink install their products. Mobile Comm is also an authorized dealer of Motorola products.


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


We provide a 12-month warranty that our hardware performs within certain specifications, and we warrant the performance of our software. To date, we have not received notice of any warranty claims.

Mobile Comm has a number of customers with which it has long term service and maintenance contracts for wireless communications products. Many of these customers are state, county and municipal agencies. U.S. Commlink also provides service and maintenance contracts to its customers.

Connectivity, Inc.
------------------

Connectivity has marketed wireless call box products to a variety of federal, state and local government agencies and departments, and numerous other vertical markets throughout the United States. Some of our customers include:

     o    State Departments of Transportation (DOT's);
     o    college campuses;
     o    private and public golf courses;
     o    hospitals;
     o    air/sea ports;
     o    parking facilities; and
     o    amusement/county parks.

The retail prices for these products range from $2,500.00 to over $5,000.00, depending upon the features that are included. Connectivity's profit margins vary, depending on the type of distribution channel through which its products are sold.

Prior to June 25, 2003, Connectivity marketed its call boxes directly to end users and through a network of approximately 25 independent Authorized Agents, referred to as AA's, throughout the United States pursuant to oral agreements that could be terminated by either party at will. The AAs purchased the products from Connectivity at a discount equal to between 10% and 25% of retail prices. The AA's were not required to purchase any minimum number of units, but were not permitted to sell competing products. For the fiscal year ended December 31, 2002, Connectivity sold approximately 75% of its products directly to end users and approximately 25% to AA for resale. No one distributor accounted for more than 5% of its sales during this period.

On June 25, 2003, Connectivity entered into a written distribution agreement with Motorola, Inc. pursuant to which Motorola has begun marketing certain Connectivity call boxes in North America through its network of authorized dealers. The dealers purchase these products from Connectivity at a discount from retail prices. Dealers are not required to purchase any minimum number of units, and are permitted to sell competing products. All of the AAs previously used by us are Motorola dealers and are participating in our distribution agreement with Motorola. We also continue to market our products directly.


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U.S. Commlink, Ltd.
-------------------

Although US Commlink commenced operations in June 2003, its management has been engaged, primarily in the State of California, in the wireless communications and emergency call box systems business for the past 25 years. US Commlink designs, manufactures, installs and services several wireless and wired ITS systems for both private and municipal organizations. U.S. Commlink is also a State of California certified general contractor. Its services include:

     o    System Design         o Specialized Software    o Contract Management
     o    Device Integration    o Technical Support       o General Engineering
     o    Custom Products       o Site Installation       o Field Construction

US Commlink has two devices that have varying applications in the ITS market. The Smart Remote Controller, or SRC, is a telemetry device that transmits wireless data from up to four peripheral devices at remote locations to a central receiving location. The second device is a Text Telephony, or TTY, keyboard for cellular based emergency call boxes. This keyboard currently exceeds all of the regulatory requirements under the Americans With Disabilities Act of 1990 as it pertains to accessibility guidelines.

Both the SRC and TTY devices have been approved by the California Department of Transportation. The SRC device is the central component around which many other products may be developed. The applications for this device include, but are not limited to:

     o    transmission of remotely gathered environmental data;
     o    traffic speeds and volume counts;
     o    gas, electric and seismic meter reading;
     o    video monitoring; and
     o    reporting adverse weather conditions through various types of sensors.

The SRC device is currently being used in several different California locations as a Datalink Smart Remote Controller. This controller detects fog and traffic speed levels and transmits this data wirelessly back to a central station. The central station then automatically compiles this data on the conditions and reports the information to highway variable message signs.

Mobile Comm
-----------

Mobile Comm, which was founded in 1984, manufactures all of our radio based call box products. Its primary revenue-generating business is maintaining and servicing radio systems for city, county and state government agencies. Its secondary business includes pager repair, two-way radio equipment repair and maintenance of highway callbox systems. Mobile Comm is a Motorola radio dealer, which allows it to sell and repair Motorola radio products.

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Mobile Comm has maintenance contracts with

     o the State of Florida DOT for more than 800 call boxes located on the Ronald Reagan Turnpike, Bee-Line Expressway and Sun-Coast Parkway;
     o the Broward County School Board to service the mobile and portable radios for its approximately 280 schools;
     o the Broward County Transit Authority to service the radios located on all of the Transit Authority's buses in Broward County; and
     o a number of other public and private institutions for radio maintenance.

Revenue Distribution
--------------------

Mobile Comm's and Connectivity's revenue accounted for approximately 67%, and 33%, respectively, of SRC Technologies' revenue for the fiscal year ended December 31, 2002. Maintaining radio systems, maintaining and servicing call boxes, and other services accounted for approximately 75%, 15% and 10%, respectively, of Mobile Comm's revenue for the fiscal year ended December 31, 2002.

Competition
-----------

The wireless call box industry is characterized by rapid technological changes, frequent new product and service introductions, and evolving industry standards. We believe that to compete successfully in our market we must have the ability to:

     o    Properly identify customer needs;
     o    Price our products competitively;
     o    Innovate and develop new or enhanced products;
     o    Successfully commercialize new technologies in a timely manner;
     o Manufacture and deliver our products on time and in sufficient volumes to produce them on a commercially viable basis; and
     o    Differentiate our offerings from our competitors' offerings.

Numerous providers serve the market for our emergency call box systems, including

     o    Signal Communications Corporation (www.sigcom.com),
     o    Comarco, Inc. (NYSE symbol CMRO),

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     o    Gaitronics, a division of Hubble Corporation (NYSE symbol HUBB),
     o    Talk-A-Phone (www.talkaphone.com),
     o    Code Blue (codeblue.com)

and certain other manufacturers of wireless and wireline emergency and information telephones.

The following information was obtained from the web sites of the respective companies and from other publicly disseminated promotional information.

     o Signal Communications Corporation, which provides call boxes and other communications devices and has been in business for more than 28 years, markets products primarily in the eastern United States.
     o Comarco Inc, a public company operating in several different business sectors, has a subsidiary, Comarco Wireless Technologies, Inc, that has been manufacturing solar powered, cellular call boxes since 1986.
     o The Hubbell Corporation, a multi-billion dollar company, which owns Gaitronics (another hard-wired call box company), has been manufacturing enclosures for over 45 years and offers a variety of shapes and sizes of enclosures through a variety of distribution channels.
     o Blue Light Phone Company, known as Code Blue, a hard-wired call box competitor, is a private company founded in 1989.

Most of our competitors are larger and have greater financial resources than we do, but we believe that the patents that cover our wireless applications products provide us with a competitive advantage.

Research and Development
------------------------

The proposals that we bid on drive our research and development activities. Prior to bidding on a contract, we retain a team of two independent engineers that work under the direction of our product development staff to design what we require to meet the contract bid specifications. Accordingly, we depend significantly on the creativity and efficiency of these independent engineers to compete for the contracts that we bid for. We cannot assure you that these engineers will be available for our use in the future. If they are not and we are unable to obtain qualified replacements, our ability to bid on new contracts would be adversely affected.

Manufacturing and Suppliers
---------------------------

We assemble our products at our facilities in Lauderhill, Florida and Livermore, California, and use contract labor for this work. Our manufacturing process involves the assembly of numerous individual component parts and materials, which consist primarily of printed circuit boards, specialized subassemblies,

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fabricated housings and chassis, radios, cellular telephones, and small electric circuit components, such as integrated circuits, semiconductors, resistors, and capacitors. Third parties make a majority of the components and sub-assemblies to our specifications, which are delivered to us for final testing before assembly. Although we use sole sources for certain of these components, all of these components are readily available from a number of suppliers. We do not have written agreements with any of our suppliers except for Motorola.

Patents and Intellectual Property
---------------------------------

We hold a patent for a radio-based callbox apparatus and a patent for our TTY keyboard for cellular call boxes. As of the date hereof, we are not parties to any infringement claims with respect to our patented products and have not received any notices of infringement claims with respect to our products. We also rely on a combination of trade secrets and confidentiality agreements to protect the intellectual property embodied in the hardware and software products of our wireless call boxes and other products.

Industry Practices Impacting Working Capital
--------------------------------------------

Existing industry practices that affect our working capital and operating cash flow include

     o the level of variability of customer orders relative to the volume of production,
     o    vendor lead times,
     o    materials availability for critical parts,
     o    inventory levels held to achieve rapid customer fulfillment, and
     o    provisions of extended payment terms.

Currently, we sell our products under purchase orders that are placed with short-term delivery requirements. As a result, we maintain significant levels of inventory and associated production and technical staff in order to meet our obligations. Delays in planned customer orders could result in higher inventory levels and negatively impact our operating results.

Our standard terms require customers to pay for our products and services in U.S. dollars within 30 days after receipt of invoice. Non-U.S. customers are required to pay in U.S. Dollars when the order is placed. Sales to non-U.S. customers generated approximately 2% of our revenues for the fiscal year ended December 31, 2002. On projects, we generally receive 25% of our payment when we begin and the balance 30 days after completion.

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Employees
---------

As of December 1, 2003, including our six executive officers, we employed 30 employees, 20 by Mobile Comm, four by Connectivity (two sales and two administrative personnel), two by U.S. Commlink (one in construction management and the other an administrative person) and four at our executive offices in New York City (two administrative and two clerical). The majority of our employees are professional, technical or administrative personnel who possess training and experience in engineering, computer science, or management. Mobile Comm has four engineers, ten wireless communications technicians and six administrative personnel. We have no union contracts. We believe that our employee relations are satisfactory.

Our future success depends in large part on our ability to retain key technical, marketing, and management personnel, and to attract and retain qualified employees, particularly those highly skilled in radio frequency, design, process, and test engineering involved in the development of new products. Competition for such personnel is intense, and the loss of key employees, as well as the failure to recruit and train additional technical personnel in a timely manner, could have a material and adverse effect on our operating results.

Our success also depends, to a significant, extent upon the contribution of our executive officers and other key employees. We have employment agreements with our executive officers, and maintain an employee stock option plan whereby key employees can participate in our success. Seven of our employees are currently covered by this plan.

Facilities
----------

Our principal executive offices and e-recruiting business are located at 200 West 57th Street, Suite 507, New York, New York 10019 where we rent approximately 500 square feet under a lease that will expire on April 30, 2005 pursuant to which we pay a base monthly rental of $3,250. SRC Technologies, Connectivity and Mobile Comm are located at 3733 NW 16th Street, Lauderhill, FL 33311, where they rent approximately 5,000 square feet under a lease that expires on March 31, 2006 pursuant to which we pay a base monthly rental of $5,830. This lease is with affiliates of Thomas Sullivan, who is one of our executive officers and Gary Eichstadt, who is one of our employees. U.S. Commlink is located at 6244 Preston Avenue, Livermore, CA 94550, where it leases approximately 2,000 square feet under a lease that expires May 31, 2005 pursuant to which we pay a base monthly rental of $1,981.

2.  Risk Factors:
-----------------

Risks Related to our Financial Condition
----------------------------------------

We have operated on a negative cash flow basis and our business and financial condition will be materially and adversely affected if we are unable to generate a positive cash flow on a continuing basis.

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From April 2003, when we acquired SRC Technologies, Inc. and its affiliated companies, through September 30, 2003, we operated at an average monthly negative cash flow rate of approximately $175,000. We estimate that, based on our current rate of operations, we must generate an aggregate of at least approximately $580,000 per month in average gross revenues in order for our cash flow to be adequate to cover our operating expenses and capital expenditures. Although we believe that we will generate a positive cash flow for the three months ending December 31, 2003, we cannot assure you that we will be able to do so or to sustain a positive cash flow thereafter. If we are unable to achieve the level of revenues needed to attain a positive cash flow, we may be required to take actions, including reducing our operations, that could materially and adversely affect our business.

We have a history of losses and we cannot assure you that we will be able to operate profitably in the foreseeable future, if at all.

We have not had income from continuing operations since our fiscal year ended December 31, 1997. Although we had income from continuing operations for the three months ended September 30, 2003 of approximately $89,000, for the nine months ended September 30, 2003 we incurred a loss from continuing operations of approximately $820,000. For our fiscal years ended December 31, 2002 and December 31, 2001 we incurred losses from continuing operations of approximately $2,115,000 and $2,698,000, respectively. Our ability to become profitable depends on our ability to increase our revenues to an average of approximately $580,000 per month while keeping our expenses as low as possible. If we do achieve profitability, we cannot assure you that we will be able to sustain or increase such profitability on a monthly, quarterly or annual basis in the future. Our inability to achieve or maintain profitability or positive cash flow could

     o    result in disappointing financial results,
     o    impede implementation of our growth strategy,
     o    cause the market price of our common stock to decrease,
     o impede our ability to procure financing on acceptable terms or at all, and
     o    otherwise adversely affect our business and financial condition.

We may be unable to continue as a going concern.

Our independent auditors' report on our consolidated financial statements for the years ended December 31, 2002 and 2001 and our unaudited consolidated financial statements for the nine month period ended September 30, 2003 include language reflecting that substantial doubt exists as to our ability to continue as a going concern. Our management's notes to these financial statements include a discussion of our ability to continue as a going concern. They describe the

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reasons why there is substantial doubt about our ability to continue as a going concern. Our financial statements show an accumulated deficit as of September 30, 2003 of approximately $18,457,000 and an accumulated deficit as of December 31, 2002 of approximately $18,000,000. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. As noted above, we cannot assure you that we will not continue to incur net losses and negative cash flow for the foreseeable future.

Under certain circumstances we could incur an impairment loss that could adversely affect our stockholders' equity.

We have accounted for our acquisition of SRC Technologies and its affiliated companies under the purchase method, which resulted in our recording approximately $7,286,000 in goodwill. If, among other things, these companies, in the aggregate, are unable to attain and sustain a positive cash flow by approximately April 2004, one year after we acquired them, we may incur an impairment loss that would significantly decrease the value of our goodwill adversely affecting our stockholders' equity, as stated in our financial statements, to the extent of this loss.

We may require financing if our revenues do not meet our projections or our expenses are greater than we anticipate, or to finance the further development of our business. Our inability to obtain financing, if required, would have an adverse effect on our business.

We may need to obtain financing if our actual costs are higher than projected or our contemplated future revenues fall below our current expectations, in order to

     o    finance more rapid expansion,
     o    increase marketing and sales,
     o    develop new or enhanced technology,
     o    respond to competitive pressures,
     o    establish strategic relationships, and/or
     o    provide for working capital.


If we raise such financing by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be diluted. Any new debt or equity securities could have rights, preferences and privileges senior to rights of our common stock holders. We currently have no commitments for any financing and, accordingly, cannot assure you that such financing will be available when and to the extent required or that, if available, it will be on terms acceptable to us. If adequate financing is not available on acceptable terms, we may be unable to finance the activities referred to above. In such event, our business may be adversely affected.

Recently enacted and proposed changes in securities laws and regulations will increase our costs.

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The Sarbanes-Oxley Act of 2002 that became law in July 2002 has required and will continue to require changes in some of our corporate governance practices. The Act also required the SEC to promulgate new rules on a variety of subjects. In addition to final rules and rule proposals already made by the SEC, the American Stock Exchange has proposed revisions to its requirements for companies such as us that have securities listed with it. We expect these new rules and regulations to increase our legal and financial compliance costs, and to make some activities more difficult, time consuming and/or more costly. We also expect that these new rules and regulations may make it more costly to obtain director and officer liability insurance coverage, and we may be required to accept reduced coverage or incur substantially higher costs to obtain it. We currently do not have this coverage. These new rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers. Pursuant to the Sarbanes-Oxley Act, we have instituted a number of changes relating to corporate governance practices including the certification of our consolidated financial statements pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act and adoption of certain internal controls. The Sarbanes-Oxley Act has provisions that have implementation deadlines, including those related to Section 404 concerning internal control procedures. Implementation of those procedures will require resources and a portion of our management's time and efforts.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

We prepare our financial statements in conformity with accounting principles generally accepted in the United States. These accounting principles are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC and various bodies formed to interpret and create appropriate accounting policies. A change in these policies or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change. For example, while current accounting rules allow us to exclude the expense of stock options from our financial statements, influential business policy groups, including the Financial Accounting Standards Board, have suggested that the rules be changed to require these options to be expensed. Technology companies generally, and our company, specifically, rely heavily on stock options as a major component of our employee compensation packages. If we are required to expense options granted to our officers and employees, although our cash position would not be affected, our income from continuing operations and our stockholders' equity would decrease and our stock price could be adversely effected. In such event, we may have to decrease or eliminate option grants to our officers and employees, which could negatively impact our ability to attract and retain qualified employees.

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Our ability to use net operating loss carryforwards may be limited in the future, which could adversely affect our financial condition.

As of December 31, 2002, we had a federal income tax net operating loss carryforward of approximately $30 million. Section 382 of the Internal Revenue Code provides that our use of our net operating loss carryover and similar corporate tax attributes is limited if there is an "ownership change" as defined in that section. In general, the post-ownership change limitation is an amount equal to our fair market value multiplied by a deemed rate of return on the investment of that fair market value. The selected deemed rate of return is the federal "long-term tax exempt rate," reflecting the rate of return on our equity value had we sold our assets and invested the proceeds in long-term tax-exempt bonds. The application of the limitation would severely restrict our ability to use our net operating loss carryforward to offset any taxable income we may earn in future years. This would adversely affect our net after tax cash, which could adversely affect or financial condition as well as the price of our common stock.

In general, for purposes of the Internal Revenue Code, an ownership change occurs when 5% or more owners increase their ownership percentage by more than 50% over the lowest percentage owned by those owners at any time during a testing period, which is generally the three years prior to the increase in ownership by 5% or more owners. The IRS has authority to treat warrants, options, contracts to acquire stock, convertible debt interests and other similar interests as if they are stock and stock as if it is not stock. Although we believe that we have not had an ownership change on the basis of existing rules, we cannot assure you that the IRS will accept our position. In any event, it is possible that past and/or future transactions affecting our equity could create an ownership change and trigger this limitation on the use of our net operating loss.

Risks Related to our Business
-----------------------------

Our business faces intense competition. If we fail to adequately meet this competition, our business could be adversely affected.

We encounter aggressive competition in the Intelligent Traffic System ("ITS") and call box markets. We have numerous competitors that range from large U.S. corporations to many relatively small and highly specialized firms. We compete primarily on the basis of

     o    technology,
     o    performance,
     o    price,
     o    quality,
     o    reliability,
     o    customer service, and
     o    support.

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Most of our competitors have substantially greater financial, technical and marketing resources, longer operating histories and greater name recognition to apply to each of these factors, and in some cases have built significant reputations with the customer base in the markets in which we compete. If we are unable to successfully compete, it could have a material and adverse effect on our business, financial condition, and operating results.

Our products must conform to the requirements of the Americans With Disabilities Act of 1990 as it pertains to accessibility guidelines. If we fail to meet these requirements our business could be adversely affected.

Our products are manufactured to comply with the ADA as it relates to accessibility guidelines. In the event that the law changes and we fail to adapt our products to comply with these changes, our business would be adversely affected.

Because we have fixed costs, any decline in our revenues could disproportionately and adversely affect our financial condition and operating results.

Significant portions of our costs are fixed, due in part to our fixed sales, engineering and product support, and manufacturing facilities. As a result, relatively small declines in revenue could disproportionately affect our operating results. Additionally, we have a limited backlog and a limited view of when an order will be received and shipped, which may affect revenue in any given period.

Changes in product demand, among other things, could adversely affect our manufacturing capacity, which would adversely affect our business.

Because we build our inventory to meet specific contract requirements, customer demand is not a factor that will result in excess manufacturing capacity. However, if our manufacturing capacity does not keep pace with our contract awards, we will be unable to fulfill orders in a timely manner, which could adversely affect our operating results. In addition, any significant disruption in our manufacturing operation, whether due to fire, natural disaster, or otherwise, also will have a material and adverse effect on our financial condition and operating results.

Because we rely on independent and single source suppliers, failure of a supplier to deliver to us may adversely affect our business.

We rely on independent suppliers to provide us with the components that we use to assemble our products. We do not have written agreements with our suppliers except for Motorola. We are an authorized dealer for Motorola radios but the

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

sale of new Motorola radios is not a material portion of our business. Accordingly, because we do not control these suppliers, our business could be adversely affected to the extent that our suppliers fail to make these components to our specifications or deliver them in a timely manner.

In addition, we currently procure, and expect to continue to procure, approximately 10% of the components that we use to build our products from single source manufacturers due to unique component designs, as well as certain quality and performance requirements. In addition, in order to take advantage of volume pricing discounts, we purchase certain customized components from single sources. In the future, we could experience shortages of single-source components. In such event, we may have to make adjustments to both product designs and production schedules that could result in delays in the production and delivery of our products. Such delays could have a material and adverse effect on our financial condition and operating results.

If we fail to obtain a bidding partner, our business could be adversely affected.

Approximately 35% of our gross and net revenues for our fiscal year ended December 31, 2002 were generated by our participation in public projects. This participation involves competitive bidding, which generally requires us to post a bid bond equal to 10% of the total cost of the project. If we are awarded the bid, we are usually required to post a 100% performance bond. We have been able to obtain these bonds for the work we currently are performing but, because of our weak financial condition, in the future we may be required to obtain a financially responsible partner to participate with us in the bidding process. We cannot assure you that such a partner will be available to us, if required. If and to the extent that we fail to find such a partner when needed, our business would be adversely affected.

If we fail to introduce new products on a timely basis, our business could be adversely affected.

We sell our products in the ITS industry, which is characterized by;

     o    rapid technological changes,
     o    frequent new product introductions, and
     o    evolving industry standards.

Without the timely introduction of new products and enhancements, our products will likely become technologically obsolete over time, in which case our operating results would suffer. The success of our new product offerings will depend on several factors, including our ability to;

     o    properly identify customer needs,
     o    price our products competitively,

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

     o    innovate and develop new technologies and applications,
     o    successfully commercialize new technologies in a timely manner,
     o manufacture and deliver our products in sufficient volumes on time, and
     o    differentiate our offerings from the competitors' offerings.

Development of new products may require a substantial investment before we can determine the commercial viability of these innovations. We would suffer competitive harm if we dedicate a significant amount of our resources to the development of products that do not achieve broad market acceptance.

Our business could be adversely affected if our products have defects.

Our products may have defects despite any internal testing that we may undertake. These defects could result in product returns or recalls and loss or delay in market acceptance, which could have a material and adverse effect upon our business, operating results, and/or financial condition. We warrant our products against certain defects and, although we have not received notice of any warranty claims in the past, we cannot assure you that no such claims will be made in the future.

Because most of our products are based on constantly changing technology, our business could be adversely affected if we fail to adequately adapt our products to these changes.

Most of our products are based on wireless and solar powered technology. This technology is constantly being updated. Accordingly, if we fail to adapt our products to meet this changing technology, our operating results could suffer. Among the factors that make a smooth transition from current products to new products difficult are:

     o    delays in product development or manufacturing,
     o    variations in product costs, and
     o delays in customer purchases of existing products in anticipation of new product introductions.

Our operating results could also suffer due to the timing of product introductions by our competitors. This is especially true when a competitor introduces a new product just before we do.

If we fail to maintain rights to our intellectual property, our business could be adversely affected.

We generally rely upon patent and trade secret laws, and agreements with our employees, customers, and partners to establish and maintain our proprietary

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rights in our technology and products. However, any of our intellectual proprietary rights could be challenged, invalidated, or circumvented. Our intellectual property may not necessarily provide significant competitive advantages. In addition, because of the rapid pace of technological change in the ITS and call box markets, certain of our products rely on key technologies developed by third parties, and we may not be able to continue to obtain licenses from these third parties. Third parties also may claim that we are infringing their intellectual property. Even if we do not believe that our products are infringing third parties' intellectual property rights, these claims can be time-consuming and costly to defend and divert our management's attention and resources away from our business. Claims of intellectual property infringement might also require us to enter into costly royalty or license agreements. If we cannot or do not license the infringed technology or substitute similar technology from another source, our business could suffer.

If we fail to integrate with third parties when required to do so, our business could be adversely affected.

In the normal course of business, we frequently engage in discussions with third parties relating to integrated bid participations and strategic alliances, possible acquisitions, and joint ventures. Although completion of any one transaction may not have a material effect on our financial position, results of operations, or cash flows taken as a whole, our financial results may differ from the investment community's expectations in a given quarter. Acquisitions and strategic alliances may require us to integrate with different company cultures, management teams, and business infrastructures. We may also have to develop, manufacture, and market products in a way that enhances the performance of the combined business or product line. Depending on the size and complexity of an acquisition, our successful integration of an entity depends on a variety of factors, including

     o    hiring and retaining key employees,
     o    managing facilities and employees in separate geographic areas, and
     o integrating or coordinating different research and development and product manufacturing facilities.

All of these efforts require varying levels of management resources, which may divert our attention from other business operations.

If we lose the services of our executive officers, or if we cannot recruit and retain additional skilled personnel, our business may suffer.

We depend on the continued services and performance of George W. Benoit, our Chairman and Chief Executive Officer, and Michael J. Gutowski, our President and Chief Operating Officer, for our future success. If either Mr. Benoit or Mr.

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

Gutowski becomes unable or unwilling to continue in his current position, our business and financial conditions could be damaged. We are not the beneficiaries of any key person life insurance covering them or any other executive.

We also depend upon the ability to attract, hire, train and retain highly skilled technical, sales and marketing, and support personnel, particularly with expertise in wireless call box products and services. Competition for qualified personnel throughout our industry is intense. If we fail to attract, hire or retain such personnel, our business, results of operations and financial condition could be materially and adversely affected. We may experience difficulty providing the proper level of service to our customers or incur increased costs due to rising salary and benefit levels. If we are unsuccessful in attracting and training new employees, or retaining and motivating our current and future employees, our business could suffer significantly.

We may be unable to effectively manage growth that we may experience, which could place a continuous strain on our resources and adversely affect our business.

We plan to expand our operations, which, if we do, will impose significant demands on our management, financial, technical and other resources. We must adapt to changing business conditions and improve existing systems or implement new systems for our financial and management controls, reporting systems and procedures and expand, train and manage a growing employee base in order to manage any future growth we may have. Furthermore, we may need to acquire more advanced technologies or products or enter into strategic alliances, in order to achieve growth. For us to succeed, we must make our existing technology, business and systems work effectively with those of any strategic partners without undue expense, management distraction or other disruptions to our business. We may be unable to implement our business plan if we fail to manage any of the above growth challenges successfully, in which event our business, results of operations and financial condition could be materially and adversely affected.

Risks Related to the ownership of our Common Stock
--------------------------------------------------

Because our assets are insufficient to pay our outstanding debt and preferred stock liquidation preferences, if we were liquidated now, owners of our common stock would not receive any proceeds from the liquidation.

As of September 30, 2003, we had outstanding indebtedness of approximately $3,611,000 and outstanding preferred stock with an aggregate liquidation preference of $3,137,961. Accordingly, if we were liquidated, based on our current financial condition, no assets would be available for distribution to our common stockholders after distributions to creditors and holders of our preferred stock.

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


Your ability to sell any common stock may be restricted, because there is a limited trading market for our common stock.

Although our common stock is currently traded on the American Stock Exchange, a liquid market in our stock has been sporadic. Accordingly, if you purchase any shares of our common stock, you may not be able to sell them when you want or at the price you want, if at all.

Our common stock could be delisted from trading on the American Stock Exchange, in which event your ability to sell any shares you may purchase could be significantly and adversely affected.

Although our common stock is listed for trading on the American Stock Exchange, it could be delisted because we may be unable to satisfy certain AMEX listing guidelines, including earnings per share, market price and stockholders' equity criteria. Among other things, we must (i) continuously maintain our stockholders' equity in excess of $6,000,000, and (ii) hold, annually, a meeting of our stockholders, to meet the AMEX's continuing listing requirements. On August 26, 2003, we received notice from the AMEX that as of June 30, 2003, we were below certain of its continuing listing standards. At that date, our stockholders' equity was $2,069,635; however, at September 30, 2003, our stockholders' equity was $6,900,790. Accordingly, we believe that we currently comply with this requirement, subject to the possible impairment loss that could affect the amount of our future stockholders' equity. The last annual meeting of our stockholders was held on June 1, 2000; however, pursuant to a proxy statement that has been mailed to our stockholders, we anticipate that our 2003 annual meeting of stockholders will be held on December 18, 2003, so that we will then also comply with this requirement. We did not hold stockholders meetings in 2001 and 2002 because of our weak financial condition and the effect that the catastrophe of September 11, 2001 had on our business because we maintained our offices at Two World Trade Center on that date. The AMEX has informed us that during 2004 it will review us periodically to insure our continuing compliance with its requirements. If we fail to retain compliance with the continuing listing standards, our securities would most likely be delisted from the AMEX. We cannot assure you that we will continue to be in such compliance.

If we do not retain the AMEX listing and our common stock is thereafter quoted only on the OTC Electronic Bulletin Board, a significantly less liquid market than the AMEX, a stockholder will find it even more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. In addition, depending on several factors including, among others, the future market price of our common stock, these securities could become subject to the so-called "penny stock" rules that impose additional sales practice and market making requirements on broker-dealers who sell and/or make a market in such securities.

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

These factors could affect the ability or willingness of broker-dealers to sell and/or make a market in our common stock and the ability of purchasers of our common stock to sell their shares in the secondary market. A delisting could also negatively affect our ability to raise capital in the future.

The market price of our common stock may be volatile, which could adversely affect the value of any common stock that you may purchase.

The market price of our common stock may fluctuate significantly in response to the following factors:

     o    variations in our quarterly operating results;
     o our announcements of significant contracts, milestones or acquisitions;
     o    our relationships with other companies;
     o    our ability to obtain capital commitments;
     o    additions or departures of our key personnel;
     o sales of our common stock by others or termination of stock transfer restrictions;
     o changes in estimates of our financial condition by securities analysts; and
     o    fluctuations in stock market price and volume.

The last three factors are beyond our control.

In the past, following periods of volatility in the market price of a company's securities, securities class action litigation often has been instituted against that company. Such litigation is expensive and diverts management's attention and resources. Any one of the factors noted above could have an adverse affect on the value of our common stock.

Anti-takeover provisions of the Delaware General Corporation Law and in our Certificate of Incorporation could discourage a merger or other type of corporate reorganization or a change in control, even if they could be favorable to the interests of our stockholders.

The Delaware General Corporation Law and our Certificate of Incorporation contain provisions that may enable our management to retain control and resist a takeover of us. These provisions generally prevent us from engaging in a broad range of business combinations with an owner of 15%, 20% in the case of our Certificate of Incorporation, or more of our outstanding voting stock for a period of three years from the date that this person acquires his stock. Our Certificate of Incorporation and our By Laws also require the affirmative vote of at least 60% or our voting stockholders to effect certain actions, including, under certain circumstances, the removal of directors, and provides for the

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

election of different classes of directors with the term of each class ending at different times. In addition, our By-Laws require the affirmative vote of at least 60% or our directors to change the composition of our Executive Committee. Accordingly, these provisions could discourage or make more difficult a change in control or a merger or other type of corporate reorganization even if they could be favorable to the interests of our stockholders.


Our officers and directors exercise significant control over our affairs, which could result in their taking actions that other stockholders do not approve of.

Our executive officers and directors, and persons or entities affiliated with them, currently control about 22.6% of our outstanding common stock. These stockholders, if they act together, may be able to exercise substantial influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of us and might affect the market price of our common stock.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We have never paid any cash dividends on our common stock and currently intend to retain all future earnings, if any, to invest in our business. Accordingly, we do not anticipate paying cash dividends on our common stock in the foreseeable future.


If our Board issues common stock, which it can do without stockholder approval, a purchaser of our common stock could experience substantial dilution.

Our Board of Directors has the authority to issue up to 40 million shares of common stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. In the future, we could issue additional shares of our common stock at values substantially below the current market price for our common stock, which could substantially dilute the equity ownership of holders of our common stock. In addition, our Board could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without any stockholder approval.

Our ability to issue preferred stock may adversely affect the rights of common stockholders and be used as an anti-takeover device.

Our Certificate of Incorporation authorizes our Board of Directors to issue up to 25 million shares of preferred stock without approval from our stockholders. Accordingly, all of our common stock will be junior to any preferred stock issued by us, and our Board has the right, without the approval of common stockholders, to fix the relative rights and preferences of such preferred

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

stock. This could affect the rights of common stockholders regarding, among other things, voting, dividends and liquidation. We could also use an issuance of preferred stock to deter or delay a change in control that may be opposed by our management, even if the transaction might be favorable to the common stockholders.

Any exercise of outstanding options and warrants will dilute then-existing stockholders' percentage of ownership of our common stock.

We have a significant number of outstanding options and warrants. Shares issuable upon the exercise of these options and warrants, at prices ranging currently from approximately $0.15 to $6.00 per share, represent approximately 69.8% of our total outstanding stock on a fully diluted basis. The exercise of all of the outstanding options and warrants would dilute the then-existing stockholders' percentage ownership of our common stock. Any sales of shares resulting from the exercise of options and warrants in the public market could adversely affect prevailing market prices for our common stock. Moreover, our ability to obtain equity capital could be adversely affected since the holders of outstanding options and warrants may exercise them at a time when we would also wish to enter the market to obtain capital on terms more favorable than those provided by such options and warrants. We lack control over the timing of any exercise or the number of shares issued or sold if exercises should occur.


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology, such as

     o    "may,"
     o    "will,"
     o    "would,"
     o    "should,"
     o    "could,"
     o    "expect,"
     o    "intend,"
     o    "plan,"
     o    "anticipate,"
     o    "believe,"
     o    "estimate,"
     o    "predict," "potential" or
     o    "continue,"

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


the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors, including the risks outlined under the Risk Factors set forth herein. These factors may cause our actual results to differ materially from any forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this report to conform those statements to actual results or to changes in our expectations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                CNE GROUP, INC.


Date:  December 8, 2003                         By:  /s/Anthony S. Conigliaro
       -----------------                            ---------------------------
                                                     Anthony S. Conigliaro,
                                                     Chief Financial Officer



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